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Exhibit 8.2

December 23, 2010

Mission NewEnergy Limited
Tempo Offices, Unit B9
431 Roberts Road
Subiaco, WA  6008
Australia

RE:        Ordinary Shares of Mission NewEnergy Limited (the “Company”)

Dear Ladies and Gentlemen:

In connection with the public offering of ordinary shares (the “Ordinary Shares”) of the Company pursuant to the Registration Statement on Form F-1 under the U.S. Securities Act of 1933 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 8, 2010, as amended to date (the “Registration Statement”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Taxation – Australian Tax Considerations.”

The facts, as we understand them, and upon which we rely in rendering this opinion, are set forth in the Registration Statement.

In our capacity as Australian tax counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion.  For the purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in any documents.

We are opining as to the effect on the subject transaction of the tax laws of Australia only and we express no opinion with respect to the applicability of other laws of the Australia or the laws of any state or any other jurisdiction.

Based on such facts and subject to limitations set forth in the Registration Statement, the statements of law or legal conclusions in the Registration Statement under the caption “Taxation – Australian Tax Considerations” constitute the opinion of Baker & McKenzie as to the material tax consequences of an investment in the Ordinary Shares.

Baker & McKenzie, an Australian Partnership is a member of Baker & McKenzie International, a Swiss Verein

No opinion is expressed as to any matter not discussed in this opinion letter.

We undertake no obligation to update this opinion subsequent to the date on which the Commission declares the Registration Statement effective.  This opinion is based on the tax laws of Australia currently in effect and all of which are subject to change, possibly with retroactive effect, or to different interpretation.  Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated in it.

This opinion is furnished to you and is for your use in connection with the transactions set forth in the Registration Statement.  This opinion may not be relied upon by you for any other purpose.

This letter is given only on behalf of Baker & McKenzie, an Australian partnership comprising Australian and Australian registered foreign lawyers (including US lawyers), and not on behalf of any other member firm of Baker & McKenzie International.  In this letter, "we", "us", "our" and like expressions should be construed accordingly.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Legal Matters” and “Taxation – Australian Tax Considerations” in the prospectus included in the Registration Statement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules or regulations of the Commission.

Very truly yours,

/s/ Baker & McKenzie

Baker & McKenzie